                                                                      EXHIBIT 11



RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                     Fiscal Year Ended
                                                                          ----------------------------------------
                                                                          September 29,              September 30,
                                                                               2002                      2001
                                                                          -------------              -------------
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
BASIC:
  1.  Net Income available to common shareholders                          $51,983,077               $   (727,498)
                                                                           ===========               ============

  2.  Weighted Average Common Shares Outstanding - Basic                    46,401,667                 46,276,278

  3.  Basic net income per share (Item 1 divided by Item 2)                $      1.12               $      (0.02)
                                                                           ===========               ============

DILUTED:
  1.  Net Income available to common shareholders                          $51,983,077               $   (727,498)
                                                                           ===========               ============

  2.  Weighted Average Common Shares Outstanding - Basic                    46,401,667                 46,276,278

  3.  Weighted potential shares under stock options computed
          for the periods using the Treasury Stock Method                      175,976                         -- (1)


  4.  Weighted Average Common Shares Outstanding - Diluted                 -----------               ------------
        Common Equivalent Shares Outstanding                                46,577,643                 46,276,278
                                                                           ===========               ============

  5.  Net Income Per Share (Item 1 divided by Item 4)                      $      1.12               $      (0.02)
                                                                           ===========               ============

(1) The effect of 111,535 weighted potential shares under stock options computed for 2001 using the Treasury Stock Method is anti-dilutive and thus is disregarded in the determination of weighted average diluted common equivalent shares outstanding.